                                                                    EXHIBIT 99.7

                                                                       EXHIBIT A
                                                                       ---------

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS SHALL BE EFFECTIVE WITH RESPECT THERETO, OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER. THIS WARRANT (THIS

"WARRANT") IS ISSUED SUBJECT TO THE TERMS OF (A) A SECURITIES PURCHASE
--------
AGREEMENT, DATED AS OF FEBRUARY 20, 1998 ("PURCHASE AGREEMENT"), BY AND BETWEEN
                                           ------------------
INTERACTIVE ENTERTAINMENT LIMITED AND THE HOLDER OF THIS WARRANT AND (B) A REGISTRATION RIGHTS AGREEMENT, DATED AS OF FEBRUARY 20, 1998 ("REGISTRATION
                                                               ------------
RIGHTS AGREEMENT"), BY AND BETWEEN INTERACTIVE ENTERTAINMENT LIMITED AND THE
----------------
HOLDER OF THIS WARRANT.



WARRANT TO PURCHASE
18,515 SHARES



                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                       INTERACTIVE ENTERTAINMENT LIMITED


     THIS CERTIFIES that PALISADES HOLDINGS, INC., a California corporation, or
                         ------------------------
its registered assigns (the "Holder"), has the right to purchase from
                             ------
INTERACTIVE ENTERTAINMENT LIMITED, a Bermuda exempted company (the "Company"),
                                                                    -------
up to 18,515 fully paid and nonassessable shares of the Company's Common Shares (the "Common Stock"), subject to adjustment as provided herein, at a price equal
      ------------
to the Exercise Price (as defined below), at any time beginning on August 20, 1998 (the "Initial Exercise Date") and ending at 5:00 p.m., eastern time, on
           ---------------------
February 20, 2000 (the "Expiration Date").  This Warrant is issued, and all
                        ---------------
rights hereunder shall be, subject to all of the conditions, limitations and provisions set forth herein.

     1.   Exercise.
          --------

          (a) Right to Exercise; Exercise Price. The Holder shall have the right to exercise this Warrant at any time and from time to time following August 20, 1998 up to and including the Expiration Date as to all or any part of the shares of Common Stock covered hereby (the "Warrant Shares"). The
                                                --------------

"Exercise Price" payable by the Holder in connection with the exercise of this
 --------------
Warrant shall be $3.2038 per Warrent Share.
          (b) Exercise Notice. In order to exercise this Warrant, the Holder shall send by facsimile transmission, at any time prior to 6:00 p.m., eastern time, on the date on which the Holder wishes to effect such exercise (the "Exercise Date"), to the Company and to its designated transfer agent for the
--------------
Common Stock (the "Transfer Agent"), (i) a copy of the notice of exercise in the
                   --------------
form attached hereto as Exhibit A (the "Exercise Notice") stating the number of
                        ---------       ---------------
Warrant Shares as to which such exercise applies and the calculation therefor, and (ii) a copy of this Warrant. The Holder shall thereafter deliver to the Company the original Exercise Notice, the original Warrant and the Exercise Price.

          (c) Cancellation of Warrant/Reduction of Warrant Shares. This Warrant shall be cancelled upon its exercise and the Holder shall be entitled to receive, as soon as practicable after the Exercise Date, a new Warrant or Warrants (containing terms identical to this Warrant) representing any unexercised portion of this Warrant. If the Holder shall have, prior to the Initial Exercise Date, sold or otherwise disposed of any portion of the Preferred Shares acquired pursuant to the Purchase Agreement (or Common Stock into which such Preferred Shares have been converted (the "Converted Common
                                                           ----------------
Stock")) the number of Warrant Shares into which this Warrant is exercisable
-----
shall be automatically reduced on a pro rata basis in the same proportion as (A) the number of Preferred Shares which have been so sold or otherwise disposed of plus the number of  Preferred Shares represented by the shares of Converted
----
Common Stock which have been so sold or otherwise disposed of bears to (B) the number of Preferred Shares originally purchased by the Holder pursuant to the Purchase Agreement. In such event, the Holder shall be entitled to receive (on the later of the Initial Exercise Date or the day which is five (5) days following the date of the delivery of written notice to the Company of such sale or disposition) a new Warrant or Warrants (containing terms identical to this Warrant) exercisable into such reduced number of Warrant Shares.

     2.   Delivery of Warrant Shares Upon Exercise.  Upon receipt of an Exercise
          ----------------------------------------
Notice pursuant to Section 1 above, the Company shall, (i) in the case of a Cashless Exercise (as defined below), no later than the close of business on the third (3rd) business day following the Exercise Date set forth in such Exercise Notice, and (ii) in the case of a Cash Exercise (as defined below) no later than the close of business on the earlier to occur of (A) the third (3rd) business day following the Exercise Date set forth in such Exercise Notice and (B) such later date on which the Company shall have received payment of the Exercise Price (the "Delivery Date"), issue and deliver or caused to be delivered to the
            -------------
Holder the number of Warrant Shares as shall be determined as provided herein. Warrant Shares delivered to the Holder shall not contain any restrictive legend as long as the sale of such Warrant Shares is covered by an effective Registration Statement (as defined in the Registration Rights Agreement) or may be made pursuant to Rule 144(k) under the Securities Act of 1933, as amended, or any successor rule or provision.

     3.   Failure to Deliver Warrant Shares.
          ---------------------------------

          (a) Exercise Default. In the event that the Company fails for any reason (other than by operation of Section 4 below) to deliver to a Holder certificates representing the number of Warrant Shares in accordance with
Section 2 above on or before the Delivery Date therefor (an "Exercise Default"),
                                                             ----------------
such Holder shall notify the Company by facsimile of such Exercise Default (a

"Default Notice").  If, after the Holder has sent a Default Notice to the
---------------
Company, the Company has not delivered such certificates and such failure continues for three (3) business days following the Delivery Date, the Company shall pay to such

Holder payments ("Exercise Default Payments") in the amount of (x) (N/365)
                  -------------------------
multiplied by (y) the aggregate Exercise Price for the Warrant
-------------
Shares which are the subject of such Conversion Default on the five (5) Trading Days occurring immediately prior to (but not including) the applicable Exercise Date multiplied by (z) the lower of twenty-four percent (24%) and the maximum
     -------------
rate permitted by applicable law, where "N" equals the number of days elapsed between the original Delivery Date for such Warrant Shares and the date on which all of such Warrant Shares are issued and delivered to such Holder. Amounts payable under this Section 3(a) shall be paid to the Holder in immediately available funds on or before the fifth (5th) business day of the calendar month immediately following the calendar month in which such amount has accrued.

          (b) Buy-in. Nothing herein shall limit a Holder's right to pursue actual damages for the Company's failure to issue and deliver Warrant Shares in connection with an exercise on the applicable Delivery Date (including, without limitation, damages relating to any purchase of shares of Common Stock by such Holder to make delivery on a sale effected in anticipation of receiving Warrant Shares upon exercise, such damages to be in an amount equal to (A) the aggregate amount paid by such Holder for shares of Common Stock so purchased minus (B) the aggregate amount of net proceeds, if any, received by such Holder from the sale of the Warrant Shares issued by the Company pursuant to such exercise, and such Holder shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief)).

          (c) Withdrawal of Exercise. In the event that a Holder has not received certificates representing the Warrant Shares by the tenth (10th) business day following an Exercise Default, such Holder may, upon written notice to the Company, regain on such business day the rights of a Holder of this Warrant, or part thereof, with respect to the Warrant Shares that are the subject of such Exercise Default. In such event, such Holder shall retain all of such Holder's rights and remedies with respect to the Company's failure to deliver such Warrant Shares (including without limitation the right to receive the cash payments specified in Section 3(a) above).

          (d) Holder of Record. Each Holder, for all purposes, shall be deemed to have become the holder of record of Warrant Shares on the Exercise Date of this Warrant, irrespective of the date of delivery of such Warrant Shares. Nothing in this Warrant shall be construed as conferring upon the Holder hereof any rights as a shareholder of the Company.

     4.   Exercise Limitations.  In no event shall a Holder be permitted to
          --------------------
exercise this Warrant, or part thereof, with respect to Warrant Shares in excess of the number of such shares, upon the issuance of which (x) the number of shares of Common Stock beneficially owned by such Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned except for being subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 4) plus (y) the number of shares of Common
                                        ----
Stock issuable upon such exercise, would be equal to or exceed (z) 4.99% of the number of shares of Common Stock then issued and outstanding. Nothing contained herein shall be deemed to restrict the right of a Holder to exercise this Warrant, or part thereof, at such time as such exercise will not violate the provisions of this Section 4.

     5.   Payment of the Exercise Price.  The Holder may pay the Exercise Price
          -----------------------------
in either of the following forms or, at the election of Holder, a combination thereof:

          (1) Cash Exercise:  by delivery of immediately available funds.

          (2) Cashless Exercise: by surrender of this Warrant to the Company together with a notice of cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

                    X = Y x (A-B)/A

     where:         X = the number of Warrant Shares to be issued to the Holder.

                    Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

                    A = the average of the Closing Bid Prices of the Common Stock for the five (5) Trading Days immediately prior to (but not including) the Exercise Date.

                    B = the Exercise Price.

     For purposes of Rule 144 under the Securities Act of 1933, as amended, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have been commenced, on February 20, 1998.

     6.   Anti-Dilution Adjustments.
          -------------------------

          (a) Stock Dividend. If the Company shall at any time declare a dividend payable in shares of Common Stock, then the Holder hereof, upon exercise of this Warrant after the record date for the determination of Holders of Common Stock entitled to receive such dividend, shall be entitled to receive, in addition to the number of shares of Common Stock as to which this Warrant is exercised, such additional shares of Common Stock as such Holder would have received had this Warrant been exercised immediately prior to such record date and the Exercise Price will be proportionately adjusted.

          (b) Recapitalization or Reclassification. If the Company shall at any time effect a recapitalization, reclassification or other similar transaction of such character that the shares of Common Stock shall be changed into or become exchangeable for a larger or smaller number of shares, then upon the effective date thereof, the number of shares of Common Stock which the Holder hereof shall be entitled to purchase upon exercise of this Warrant shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of Common Stock by reason of such recapitalization, reclassification or similar transaction, and the Exercise Price shall be, in the case of an increase in the number of shares, proportionally decreased and, in the case of decrease in the number of shares, proportionally increased. The Company shall give the Warrant Holder the same notice at the same time it provides such notice to holders of Common Stock of any transaction described in this Section 6(b).

          (c) Distributions. If the Company shall at any time distribute to Holders of Common Stock cash, evidences of indebtedness or other securities or assets (other than cash dividends or distributions payable out of earned surplus or net profits for the current or a preceding year) then, in any such case, the Holder of this Warrant shall be entitled to receive, upon exercise of this Warrant, with respect to each share of Common Stock issuable upon such exercise, the amount of cash or evidences of indebtedness or other securities or assets which such Holder would have been entitled to receive with respect to each such share of Common Stock as a result of the happening of such event had this Warrant been exercised immediately prior to the record date or other date fixing shareholders to be affected by such event (the "Determination Date") or, in lieu
                                                ------------------
thereof, if the Board of Directors of the Company should so determine at the time of such distribution, a reduced Exercise Price determined by multiplying the Exercise Price on the Determination Date by a fraction, the numerator of which is the difference between (x) such Exercise Price and (y) the value of such distribution applicable to one share of Common Stock (such value to be determined by the Board of Directors in its discretion), and the denominator of which is such Exercise Price.

          (d) Notice of Consolidation or Merger. In the event of a merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities or other assets of the Company or another entity or there is a sale of all or substantially all the Company's assets (a "Corporate Change"), then this Warrant shall be exercisable into such
           ----------------
class and type of securities or other assets as the Holder would have received had the Holder exercised this Warrant immediately prior to such Corporate Change; provided, however, that Company may not affect any Corporate Change unless it first shall have given ten (10) business days' notice to the Holder hereof of any Corporate Change.

          (e) Exercise Price as Adjusted.  As used in its Warrant, the term

"Exercise Price" shall mean the purchase price per share specified in Section 1
---------------
of this Warrant, until the occurrence of an event stated in subsection (a), (b) or (c) of this Section 6, and thereafter shall mean said price as adjusted from time to time in accordance with the provisions of said subsection. No such adjustment under this Section 6 shall be made unless such adjustment would change the Exercise Price at the time by $.01 or more; provided, however, that all adjustments not so made shall be deferred and made when the aggregate thereof would change the Exercise Price at the time by $.01 or more.

          (f) Adjustments: Additional Shares, Securities or Assets. In the event that at any time, as a result of an adjustment made pursuant to this
Section 6, the Holder of this Warrant shall, upon exercise of this Warrant, become entitled to receive shares and/or other securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 6.

     7.   Fractional Interests.  No fractional shares or scrip representing
          --------------------
fractional shares shall be issuable upon the exercise of this Warrant, but on exercise of this Warrant, the Holder hereof may purchase only a whole number of shares of Common Stock. If, on exercise of this Warrant, the Holder hereof would be entitled to a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon exercise shall be the next higher number of shares.

     8.   Transfer of this Warrant.  The Holder may sell, transfer, assign,
          ------------------------
pledge or otherwise dispose of this Warrant, in whole or in part, as long as such sale or other disposition is made pursuant to pursuant to an effective registration statement or an exemption to the registration requirements of the Securities Act of 1933, as amended, and applicable state laws. Upon such transfer or other disposition, the Holder shall deliver a written notice to the Company, substantially in the form of the Transfer Notice attached hereto as

Exhibit B (the "Transfer Notice"), indicating the person or persons to whom this
---------       ---------------
Warrant shall be transferred and, if less than all of this Warrant is transferred or this Warrant is transferred in parts, the number of Warrant Shares to be covered by the part of this Warrant to be transferred to each such person. Within three (3) business days of receiving a Transfer Notice and the original of this Warrant, the Company shall deliver to the each transferee designated by the Holder a Warrant or Warrants of like tenor and terms for the appropriate number of Warrant Shares.

     9.   Benefits of this Warrant.  Nothing in this Warrant shall be construed
          ------------------------
to confer upon any person other than the Holder of this Warrant any legal or equitable right, remedy or claim under this Warrant and this Warrant shall be for the sole and exclusive benefit of the Holder of this Warrant.

     10.  Loss, theft, destruction or mutilation of Warrant.  Upon receipt by
          -------------------------------------------------
the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

     11.  Notice or Demands. Except as otherwise provided herein, any notice,
          -----------------
demand or request required or permitted to be given pursuant to the terms of this Warrant shall be in writing and shall be deemed given, (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 5:00 p.m., eastern time, on a business day or, if such day is not a business day, on the next succeeding business day, (ii) on the next business day after timely delivery to a nationally-recognized overnight courier and (iii) on the third business day after deposit in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

               If to the Company:

               Interactive Entertainment Limited
               845 Crossover Lane
               Suite D-215
               Memphis, Tennessee  38117
               Attn:  David B. Lamm
               Fax: (901) 537-3801

               With a copy to:


               Altheimer & Gray
               10 South Wacker Drive
               Suite 4000
               Chicago, Illinois  60606
               Attn:  Andrew W. McCune
               Fax: (312) 715-4800

     and if to the Holder, to such address as shall be designated by the Holder in writing to the Company.

     12.  Applicable Law.  This Warrant is issued under and shall for all
          --------------
purposes be governed by and construed in accordance with the laws of the state of New York, without giving effect to conflict of law provisions thereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned has executed this Warrant as of the 20th day of February, 1998.

                              INTERACTIVE ENTERTAINMENT LIMITED


                              By: /s/ David Lamm
                                  -------------------------------------
                                    Name:  David Lamm
                                    Title: Chief Financial Officer

                                                            EXHIBIT A TO WARRANT
                                                            --------------------

                                EXERCISE NOTICE
                                ---------------

     The undersigned Holder hereby irrevocably exercises the right to purchase __________ of the shares of Common Stock ("Warrant Shares") of INTERACTIVE
                                           --------------
ENTERTAINMENT LIMITED, a Bermuda exempted company (the "Company"), evidenced by
                                                        -------
the attached Warrant (the "Warrant").  Capitalized terms used herein and not
                           -------
otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

          _______ a Cash Exercise with respect to________ Warrant Shares; and/or
                    -------------
          _______ a Cashless Exercise with respect to ________________ Warrant
                    -----------------                                   Shares.


2. Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the sum of $_________________ to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the Holder ____________ Warrant Shares in accordance with the terms of the Warrant.



Date:______________________


_________________________________
     Name of Registered Holder


By:______________________________
     Name:
     Title:

                                                            EXHIBIT B TO WARRANT
                                                            --------------------

                                TRANSFER NOTICE
                                ---------------



     FOR VALUE RECEIVED, the undersigned Holder of the attached Warrant hereby sells, assigns and transfers unto the person or persons named below the right to purchase _______ shares of the Common Stock of INTERACTIVE ENTERTAINMENT LIMITED evidenced by the attached Warrant.



Date:______________________


_____________________________________
     Name of Registered Holder


By:__________________________________
     Name:
     Title:


Transferee Name and Address:
_____________________________________
_____________________________________
_____________________________________




                                      S-2